Contacts:

Media:
Kathy A. Schoettlin – (812) 465-7269
Executive Vice President – Communications

Financial Community:
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

FOR IMMEDIATE RELEASE –
April 11, 2011

Old National Bancorp to Acquire
Integra Wealth Management & Trust Division

•	Integra Wealth Management & Trust clients will immediately be serviced by Old National Wealth Management experts

•	Brings total assets under management by Old National Wealth Management division to $4.4 billion

Evansville, Ind. (April 11, 2011) – Old National Bancorp (NYSE:ONB) today announced the execution of a definitive agreement to acquire Integra Wealth Management and Trust, a division of Integra Bank, National Association. As a result of a Servicing Agreement between the two companies, Old National Wealth Management advisors will immediately begin servicing Integra Wealth Management and Trust clients. The clients will have full access to Old National’s investment and trust experts.

This acquisition – subject to regulatory approval and satisfaction of closing conditions — brings the total assets under management by Old National’s Wealth Management division to $4.4 billion. The transaction is anticipated to close by June 30, 2011.

“Old National and Integra are long-time community partners and neighbors with similar service areas and a shared commitment to serving our clients and communities,” said Old National President & CEO Bob Jones. “We are fully committed to our new clients and are excited to showcase our unwavering commitment to customer care.”

“Our Old National team of experts is poised to immediately assist clients in preserving, building and sharing their wealth,” said Carrie Ellspermann, President and CEO of Old National Wealth Management. “We believe they will benefit from an enhanced menu of products and services backed by an institution recently recognized for strength and stability by Forbes Magazine.”

Old National was advised by Sandler O’Neill + Partners, L.P., as well as the law firm of Krieg DeVault LLP.

About Old National

Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $8.1 billion in assets, ranks among the top 100 banking companies in the United States.

Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance which is one of the top 100 largest agencies in the US and the 10th largest bank-owned insurance agency. For more information and financial data, please visit Investor Relations at oldnational.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s businesses, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of either Old National’s internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in each Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and neither Old National undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.